EXHIBIT A:
        OFFICERS AND DIRECTORS TO BE APPOINTED AFTER CLOSING OF MERGER

Genesis Acquisition Sub Directors:


                              Christopher Astrom
                                Richard Astrom


Genesis Acquisition Sub Officers:
                              Christopher Astrom
                                Richard Astrom

Surviving Corporation Directors:


                              Andrew Vallozzi III
                                  Jason Clark
                                  Todd Hansen
                                 Chris Rebholz
                                Larry Schroeder

Surviving Corporation Officers:


                        Andrew Vallozzi III as Chairman
                           Jason Clark as Secretary
                           Todd Hansen as Treasurer


  NOTE THAT IN ACCORDANCE WITH SECTION 7.4 OF THE MERGER AGREEMENT, RICHARD ASTROM AND CHRISTOPHER ASTROM SHALL REMAIN THE SOLE OFFICERS AND DIRECTORS OF GENESIS CAPITAL CORPORATION OF NEVADA, INC. (PARENT CORPORATION) UNTIL SUCH TIME AS THE PREFERRED STOCK HAS BEEN REDEEMED IN ACCORDANCE WITH SECTION 7.3.

                                  EXHIBIT B:
                             COMPANY LEGAL OPINION



                                 See Attached.

                                SCHEDULE 2.4(c)
                ALLOCATION OF MERGER SHARES TO COMPANY MEMBERS


Andrew Vallozzi III            1,437,808
Andrew A Vallozzi IV           125,000
Amanda M Vallozzi              125,000
Allicia N Vallozzi             125,000
Micheal Whiteley               1,326,355
Williams Ryan Whiteley         125,000
Capri Marie Whiteley           125,000
Todd Hansen                    1,812,808
David Colletti                 1,458,128
Gary Miller                    1,208,128
Jaclyn M Miller                125,000
Jason R Miller                 125,000
Michael Carpenter              1,458,128
Terschan / Steinle             1,773,399
Tracy Weber                    1,536,946
William Halquist               1,300,493
David Bahl                     1,773,399
Christopher Rebholz            1,773,399
Rotherhams, LLC                709,360
Lawrence Moon                  1,773,399
Bradley LaCombe                1,300,493
Craig Magnuson                 1,418,719
David Moxom                    472,906
Howard & Daniel Schnoll        118,227
Jason Clark                    236,453
Cast Iron Club                 236,453
HBA Management, LLC            1,200,000
Toby Management, LLC           1,200,000
Bruce Baker                    1,313,000
Michael Lee                    1,063,000
Franklin Griffith & Associates 264,000
                               29,040,000

                                 SCHEDULE 3.1:
                  COMPANY FOREIGN JURISDICTIONS; SUBSIDIARIES

                                     None.

                               SCHEDULE 3.3(a):
                      COMPANY MEMBERS AND OWNERSHIP LIST

Andrew Vallozzi           7.55%
Micheal Whiteley          6.57%
Todd Hansen               7.55%
Dave Colletti             6.08%
Gary Miller               6.08%
Mike Carpenter            6.08%
Terschan / Steinle        7.39%
Tracy Weber               6.40%
Bill Halquist             5.42%
Dave Bahl                 7.39%
Chris Rebholz             7.39%
Rotherhams                2.96%
Larry Moon                7.39%
Brad LaCombe              5.42%
Craig Magnuson            5.91%
Dave Moxom                1.97%
Howard  & Daniel Schnoll  0.49%
Jason Clark               0.99%
Cast Iron Club            0.99%
                    	100.00%

                               SCHEDULE 3.3(b):
                         COMPANY WARRANTS, OPTIONS AND
                OTHER OBLIGATIONS TO ISSUE MEMBERSHIP INTERESTS

                                     None.

                                 SCHEDULE 3.6:
                 COMPANY FINANCIAL STATEMETNS FOR YEARS ENDED
                       SEPTEMBER 30, 2008 AND 2009, AND
                  THREE MONTH PERIOD ENDED DECEMBER 31, 2009


                                 See Attached.

                                 SCHEDULE 3.8:
                                  LIABILITIES

                           Please see Schedule 3.6.

                               SCHEDULE 3.10(a):
                           COMPANY PERSONAL PROPERTY

                           Please see Schedule 3.6.

                               SCHEDULE 3.10(b):
                          COMPANY OWNED REAL PROPERTY

                           Please see Schedule 3.6.

                               SCHEDULE 3.10(c):
                          COMPANY LEASED REAL ESTATE

                           Please see Schedule 3.6.

                                SCHEDULE 3.11:
                         COMPANY INTELLECTUAL PROPERTY

  Team name and all related branding elements, including logos and colors and related trademarks and service marks, and all proprietary intellectual property, including web site and all ancillary information, including player and team operating information.

       See following information from U.S. Patent and Trademark Office.

WORD MARK      	MILWAUKEE IRON

---------------	---------------------------------------------------------------
GOODS AND
SERVICES	IC  016.  US  002  005  022  023  029  037  038 050. G & S:
		General Merchandise catalogs, bumper stickers, appliques in the form of decals, writing pads and pens, pencils, sports trading cards, posters, calendars, paper stickers, printed event admission tickets, and paper pennants. FIRST USE: 20080807. FIRST USE IN COMMERCE: 20080807

		IC 025. US 022 039. G & S: Men's women's and children's clothing, namely player uniforms, namely, footwear, jersey tops and pants; cheerleader uniforms; replica uniform shirts, coaches caps, wool hats, painters caps, baseball caps, visors, headbands, belts, t-shirts, tank tops, golf shirts, sweaters, sweatshirts, leather jackets, neckties, coats, shorts, sweatpants, pants, socks, and underwear. FIRST USE: 20080807. FIRST USE IN COMMERCE: 20080807

		IC 041. US 100 101 107. G & S: Entertainment  Services, namely,
		organizing   and  presenting   FOOTBALL  games   before   lives
		audiences, and on television, radio and global computer network
		display. FIRST USE: 20080807. FIRST USE IN COMMERCE: 20080807
---------------	---------------------------------------------------------------
MARK DRAWING   	(3) DESIGN PLUS WORDS, LETTERS, AND/OR NUMBERS
CODE
---------------	---------------------------------------------------------------
DESIGN SEARCH  	01.15.05 - Smoke; Steam; Vapor
CODE           	03.05.01 - Horses
               	03.05.16 - Heads of horses, donkeys, zebras
---------------	---------------------------------------------------------------
TRADEMARK      	ANI-MAMM Mammalia;accuracte depiction of  warm-blooded  animals
SEARCH FACILITY	except for human beingsINAN Inanimate objects such as lighting,
CLASSIFICATION	clouds, footprints, atomic configurations, snowflakes,rainbows,
CODE		flames
---------------	---------------------------------------------------------------
SERIAL NUMBER  	76693381
---------------	---------------------------------------------------------------
FILING DATE   	October 6, 2008
---------------	---------------------------------------------------------------
CURRENT FILING 	1A
BASIS
---------------	---------------------------------------------------------------
ORIGINAL FILING	1B
BASIS
---------------	---------------------------------------------------------------
PUBLISHED FOR  	February 24, 2009
OPPOSITION
---------------	---------------------------------------------------------------
REGISTRATION   	3664016
NUMBER
---------------	---------------------------------------------------------------
REGISTRATION   	August 4, 2009
DATE
---------------	---------------------------------------------------------------
OWNER          	(REGISTRANT) AF2 ENTERPRISES,  LLC  LIMITED  LIABILITY  COMPANY
	        DELAWARE 200 SOUTH MICHIGAN AVE. STE 1200 CHICAGO ILLINOIS60604
---------------	---------------------------------------------------------------
DISCLAIMER     	NO  CLAIM  IS  MADE  TO  THE EXCLUSIVE RIGHT TO USE "MILWAUKEE"
		APART FROM THE MARK AS SHOWN
---------------	---------------------------------------------------------------
DESCRIPTION OF 	Color  is  not  claimed  as  a  feature  of  the mark. The mark
MARK           	consists of a stylized head of a horse along with  the  wording
		"MILWAUKEE IRON".
---------------	---------------------------------------------------------------
TYPE OF MARK   	TRADEMARK. SERVICE MARK
---------------	---------------------------------------------------------------
REGISTER       	PRINCIPAL
---------------	---------------------------------------------------------------
LIVE/DEAD      	LIVE
INDICATOR
---------------	---------------------------------------------------------------

                                SCHEDULE 3.12:
                          COMPANY MATERIAL CONTRACTS


                                     None.

                                SCHEDULE 3.13:
                                COMPANY BROKERS

                                     None.

                               SCHEDULE 3.14(a):
                          COMPANY INSURANCE POLICIES


                                 See Attached.

                               SCHEDULE 3.15(a):
                              COMPANY LITIGATION

The following is summary information on the cases currently in active litigation against either Milwaukee Iron Professional Arena Football, LLC or Wisconsin Professional Arena Football Investment, LLC.. Defenses for both of the cases are being handled by the law firm of Terschan, Steinle & Ness.

CHRISTINA FLOWERS V. MILWAUKEE IRON ORGANIZATION   EEOC  CHARGE NO.:  443-2009-
02500C
This case is an EEOC complaint (improperly naming "Milwaukee Iron Organization", which does not exist as such) by a former cheerleader for the Milwaukee Iron who was terminated on April 29, 2009. Ms. Flowers is claiming that the termination was based upon racial discrimination. As can be seen by the Answer, we are of the opinion that the claim is meritless. (See attached Charge and Answer.)

CATERING SPECIALTIES, INC. V. MILWAUKEE IRON PROFESSIONAL ARENA FOOTBALL, LLC. MILWAUKEE COUNTY CIRCUIT COURT CASE NO.: 10-CV-26.
This case is a claim for $9,000 by a vendor for the defendant Company. We are informed that Company is in the process of attempting to resolve that case through payment to the vendor as soon as available funding is procured. (See Attached Complaint and Answer.)

                               SCHEDULE 3.15(B):
                     COMPANY LITIGATION-RELATED DOCUMENTS

                                 See Attached.